Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006 relating to the financial statements, which appear in Cabot Corporation’s Annual Report on Form 10-K for the year ended September 30, 2008.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts May 5, 2009